Exhibit 99.2

Transocean Ltd. Announces Cash Tender Offers

STEINHAUSEN, Switzerland—April 11, 2024—Transocean Ltd. (NYSE: RIG) announced that Transocean Inc., its wholly-owned subsidiary (the “Company” and, together with Transocean Ltd., “Transocean”), has commenced an offer to purchase for cash (collectively, the “Offers” and each, an “Offer”) any and all of its outstanding 11.50% Senior Guaranteed Notes due 2027 (the “2027 Super Priority Guaranteed Notes”) and 7.25% Senior Notes due 2025 (the “2025 Priority Guaranteed Notes,” collectively with the 2027 Super Priority Guaranteed Notes, the “Notes”), in each case, from holders thereof (each, a “Holder” and collectively, the “Holders”). Each of the Notes specified in the table below are referred to as a “series” of Notes. The Offers are being made pursuant to an Offer to Purchase, dated April 11, 2024 (the “Offer to Purchase”).

The Offer for the Notes will expire at 5:00 p.m., New York City time, on April 17, 2024 unless extended (such date and time, as may be extended, the “Expiration Date”), or unless earlier terminated. To be eligible to receive the applicable Total Consideration (as defined herein) payable for the Notes, Holders must (i) validly tender Notes on or prior to the Expiration Date or (ii) deliver a properly completed and duly executed notice of guaranteed delivery (as may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery”) on or prior to the Expiration Date. Tendered Notes may be withdrawn on or prior to, but not after, 5:00 p.m., New York City time, on April 17, 2024.

The Offers are subject to the satisfaction or waiver of the conditions, including the Financing Condition (as defined below).

Any and All of the Outstanding Notes Listed Below:

Title of Security	CUSIP Number(1)	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Total Consideration(2)
11.500% Senior Guaranteed Notes due 2027	144A: 893830BQ1 Reg S: G90073AG5	$687,343,000	1.750% UST due 07/31/2024	FIT3	+0 bps	(3)
7.250% Senior Notes due 2025	144A: 893830BK4 Reg S: G90073AD2	$354,244,000	N/A	N/A	N/A	$1,000.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed herein or printed on the Notes, and are provided solely for convenience of the reader.
(2)	Per $1,000 principal amount. Excludes Accrued Interest (as defined herein), which will be paid as set forth herein as applicable.
(3)

The Total Consideration for the 2027 Super Priority Guaranteed Notes validly tendered will be determined by the Dealer Manager (as defined herein) in the manner described in the Offer to Purchase by reference to the fixed spread (the “Fixed Spread”) specified above plus the yield (the “Reference Yield”) based on the bid-side price of the U.S. Treasury Reference Security specified above (the “Reference Security”) as quoted on the Bloomberg Bond Trader FIT3 series of pages (the “Reference Page”) at 10:00 a.m., New York City time, on the Expiration Date of the Offers. The Total Consideration for the 2027 Super Priority Guaranteed Note will be based on a yield to July 30, 2024, the date of the next specified redemption price reduction under the indenture governing the Notes, and assuming the Notes are redeemed on July 30, 2024, at the specified redemption price for such date of 102.875% of the principal amount, as described in the Offer to Purchase.

Subject to the terms and conditions of each Offer, including the completion of  an offering of debt securities on terms satisfactory to the Company, (including, but not limited to, the amount of proceeds raised in such

Exhibit 99.2

offering), the consideration for each series per $1,000 principal amount of Notes validly tendered at or prior to the Expiration Date and accepted for purchase pursuant to such Offer will be the total consideration for such series set forth in the table above (with respect to each series of Notes, the “Total Consideration”) on the Settlement Date or the Guaranteed Delivery Settlement Date (each defined herein) (which may be extended by the Company).

In addition to the Total Consideration, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest on such Notes from the last interest payment date with respect to the Notes to, but not including, the Settlement Date (with respect to each series of Notes, the “Accrued Interest”). For the avoidance of doubt, interest will cease to accrue on the Settlement Date for all Notes accepted in the Offer, including any such Notes tendered through the guaranteed delivery procedures. As a result, Notes tendered through the guaranteed delivery procedures will not receive accrued interest from the Settlement Date through the Guaranteed Delivery Settlement Date.

In respect of all Notes validly tendered and not validly withdrawn on or prior to the Expiration Date, the Company will make payment in same-day funds promptly following the Expiration Date, anticipated to be April 18, 2024, the first business day after the Expiration Date (the “Settlement Date”). In respect of all Notes for which a properly completed and duly executed Notice of Guaranteed Delivery is delivered pursuant to the guaranteed delivery procedures on or prior to the Expiration Date and accepted for purchase, the Company will make payment in same-day funds promptly following the Guaranteed Delivery Expiration Date, anticipated to be April 22, 2024, the first business day after the Guaranteed Delivery Expiration Date (the “Guaranteed Delivery Settlement Date”).

Each Offer is a separate offer, and each may be individually amended, extended, terminated or withdrawn, subject to certain conditions and applicable law, at any time in the Company’s sole discretion, and without amending, extending, terminating or withdrawing any other Offer. No Offer is conditioned upon any minimum principal amount of Notes of any series being tendered nor the consummation of any other Offer. Additionally, notwithstanding any other provision of the Offers, the Company’s obligation to accept for purchase, and to pay for, any of the Notes validly tendered pursuant to the Offers is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase, and the Company expressly reserves its right, subject to applicable law, to terminate any Offer at any time.

The Offers are being made pursuant to the terms and conditions contained in the Offer to Purchase and Notice of Guaranteed Delivery, copies of which may be requested from the information agent for the tender offer, D.F. King & Co., Inc., at (212) 269-5550 or (800) 659-5550, by email at transocean@dfking.com or via the following web address: www.dfking.com/transocean.

Citigroup Global Markets Inc. is acting as the sole Dealer Manager (the “Dealer Manager”) for the Offers. Questions regarding the tender offer may be directed to the Dealer Manager at the telephone numbers shown below:

Citigroup Global Markets Inc.

Tel (toll-free): (800) 558-3745

Tel (collect): (212) 723-6106

This press release does not constitute a notice of redemption under the optional redemption provisions of the applicable indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer,

Exhibit 99.2

solicitation or sale is unlawful. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 36 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and eight harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if ,” “expect” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the conditions in financial markets, risks relating to the terms and timing for completion of the Offers, including the acceptance for purchase of any Notes validly tendered and the expected expiration time and the satisfaction or waiver of certain conditions of the Offers, investor response to Transocean’s offering of the Notes, the guarantees of the Notes and the Offers, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647